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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of Embarcadero Technologies, Inc. of our report dated January 12, 2001 relating to the financial statements of EngineeringPerformance, Inc.(a company in the development stage), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
February 15, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS